UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50405	04-3208947
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Arsenal Street Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code   (617) 648-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2007, Acusphere, Inc. (the “Company”) announced that Lawrence A. Gyenes had been appointed as Senior Vice President, Chief Financial Officer and Secretary, effective as of October 1, 2007. Mr. Gyenes will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Gyenes is 57 years old. Since March 2006, Mr. Gyenes has provided independent healthcare financial consulting services primarily to investment management firms. From March 2007 to July 2007 Mr. Gyenes served as Chief Financial Officer of Zila, Inc. From August 2004 to October 2005, Mr. Gyenes was Senior Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc. From July 2001 to July 2004, Mr. Gyenes was Chief Financial Officer of privately held Reliant Pharmaceuticals, Inc. From January 2001 to June 2001, Mr. Gyenes consulted on the divestiture of the DuPont Pharmaceuticals Company. Previously, Mr. Gyenes served as Chief Financial Officer of Rand McNally & Co., CompuServe Corporation and Helene Curtis, Inc. Mr. Gyenes spent 15 years in progressively more responsible positions with G. D. Searle & Co. completing his career there as Corporate Vice President, Finance responsible for the company’s global finance and information technology functions. Mr. Gyenes has a B.S. in Accounting from the University of Illinois and an MBA from the University of Chicago.

There are no family relationships between Mr. Gyenes and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Gyenes and any other person pursuant to which Mr. Gyenes was selected as an executive officer of the Company. Mr. Gyenes is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Mr. Gyenes will receive an annual base salary of $325,000 and an option to purchase up to 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on November 15, 2007, in accordance with the Company’s equity grant policy. The option grant will vest ratably over 48 months as long as Mr. Gyenes remains an employee of the Company and such vesting will accelerate in connection with a change in control of the Company. In addition, Mr. Gyenes will be entitled to receive up to $80,000 in relocation assistance, plus an additional “gross up” amount to cover any additional tax liability incurred by Mr. Gyenes as a result of such payments. Mr. Gyenes will also be eligible to participate in the Company’s management incentive compensation plan, commencing January 1, 2008, under which Mr. Gyenes would be eligible to receive a non-guaranteed annual cash bonus of up to 40% of his annual base salary, based on achievement of specified performance goals and objectives as determined by the Company’s Board of Directors and/or Compensation Committee.

The Company also entered into an executive employment agreement with Mr. Gyenes. Under the terms of this agreement, and subject to the terms and conditions contained therein, Mr. Gyenes is entitled to receive certain compensation and benefits in the event his employment terminates for good reason or he is terminated other than for cause, death or disability, including in connection with a change of control of the Company.

In the event that, during the 12-month period following a change of control or the period that begins six months prior to the first public comment by the Company regarding the change of control and ends upon a change of control, the Company terminates Mr. Gyenes, other than for cause, death, or disability, or Mr. Gyenes terminates his employment for good reason, Mr. Gyenes is entitled to receive (i) a lump sum payment equal to 6 times his monthly base salary, (ii) a lump sum payment equal to the product of his monthly base salary times the greater of the number of full years Mr. Gyenes had been employed by the Company or six, (iii) a lump sum payment equal to his target bonus for the year in which the change of control occurs, pro rated to cover the portion of the year elapsed plus such pro rated amount to cover six months plus the greater of one month for each full year Mr. Gyenes had been employed by the Company or six months. Additionally, Mr. Gyenes will receive, at the Company’s expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

In the event Mr. Gyenes’ employment terminates for good reason or his employment is terminated by the Company other than for cause, death or disability at any time, and such termination does not constitute a change of control termination or a management buyout, Mr. Gyenes is entitled to receive (i) payments equal to 6 times his monthly base salary and (ii) payments equal to his monthly base salary times the number of full years Mr. Gyenes had been employed by the Company. Additionally, Mr. Gyenes will receive, at the Company’s expense, certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

Mr. Gyenes is also entitled to a “gross-up payment” that, on an after-tax basis, is equal to the taxes imposed on the severance payments under the change of control agreements in the event any payment or benefit to the executive is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.

The above description of the Executive Employment Agreement is a summary and is qualified in its entirety by the agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01               Other Events

Regulatory Update for Imagify.

On October 3, 2007, the Company provided an update on its progress toward the filing of a New Drug Application (NDA) for Imagify(TM) (perflubutane polymer microspheres) Injectable Suspension.

Among the 2007 Company goals for the manufacturing operations in Tewksbury, Massachusetts were to confirm that the equipment was sterile, the clean rooms were operational and to repeat the product manufacturing process under sterile conditions. The Company confirmed that the equipment can be sterilized and clean rooms have been certified.

The Company also announced that it has completed a pre-NDA meeting with FDA on Chemistry Manufacturing and Controls (CMC), and plans to incorporate FDA’s feedback into the NDA. The Company does not expect this feedback to impact its timeline for filing. However, given the tight timelines for the remaining operational steps to confirm that the manufacturing process is sterile, the Company now believes that the NDA filing date is more likely to occur in early 2008, rather than its previous guidance of year-end 2007.

Forward-looking Statements.

This Current Report contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and likelihood of an NDA submission for Imagify and the manufacturing qualification process for Imagify. There can be no assurance that the FDA will accept the Company’s NDA for Imagify or that Imagify will be approved for the indication the Company is seeking, or at all. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding regulatory evaluation of the Company’s statistical analysis plan and clinical trial results and uncertainties regarding the potential affects of not achieving clinical endpoints, limited time to date for the Company to review the details of the clinical trial results, future capital needs and uncertainty of additional financing, uncertainties regarding the cost, timing and ultimate success of the qualification of the Company’s commercial manufacturing facility in accordance with applicable regulatory requirements, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, uncertainties associated with intellectual property, competition, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Current Report or to reflect the occurrence of unanticipated events.

Item 9.01           Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Exhibit
10.1	Executive Employment Agreement, dated October 1, 2007, by and between Acusphere, Inc. and Lawrence A. Gyenes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: October 5, 2007	By:	/s/ Sherri C. Oberg
Name: Sherri C. Oberg
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Executive Employment Agreement, dated October 1, 2007, by and between Acusphere, Inc. and Lawrence A. Gyenes